UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 29, 2016
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 29, 2016, Forbes Energy Services, Ltd. (“Forbes” or the “Company”) received notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that its application to transfer its common stock from the NASDAQ Global Market to the NASDAQ Capital Market had been approved. The Company’s common stock has been transferred to the NASDAQ Capital Market as of the opening of business on March 31, 2016. Following the move to the NASDAQ Capital Market, the Company’s common stock will continue to trade under the symbol “FES”.

As the Company previously announced, the Company received a letter dated September 30, 2015 from the staff of NASDAQ (the “staff”) providing notification that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5550(a)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company had been provided an initial period of 180 calendar days, or until March 28, 2016, to regain compliance.

Because the Company transferred its common stock listing from the NASDAQ Global Market to the NASDAQ Capital Market, and the Company meets all the applicable requirements for initial listing on the NASDAQ Capital Market with the exception of the bid price requirement, the Company received an additional 180 calendar compliance period, or until September 26, 2016, to regain compliance with the minimum bid price requirement. The Company has provided written notice to the staff of the Company’s intention to cure the minimum bid price deficiency during such second compliance period by effecting a reverse stock split, if necessary. If at any time during such second compliance period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the staff will provide written confirmation of compliance. If compliance cannot be demonstrated by September 26, 2016, the staff will provide written notice to the Company that its common stock will be delisted.

As the Company previously announced, the Company received a letter dated December 23, 2015 from the staff providing notification that, for the previous 30 consecutive business days, the market value of the publicly held shares of the Company’s common stock had been less than the minimum $5,000,000 required for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5450(b)(1)(C). Under NASDAQ Listing Rule 5550(a)(5), the minimum market value of publicly held shares required for continued listing on the NASDAQ Capital Market is $1,000,000. Because the Company transferred its common stock listing from the NASDAQ Global Market to the NASDAQ Capital Market effective March 31, 2016, it is now in compliance with the relevant requirement for the minimum market value of publicly held shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: April 1, 2016	By: /s/ L. Melvin Cooper L. Melvin Cooper
Senior Vice President and Chief Financial Officer